UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2021

SURGALIGN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38832	83-2540607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 315, Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (224) 303-4651

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
common stock, $0.001 par value	SRGA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On March 10, 2021, Shirley Weis, a member of the Board of Directors (the “Board”) of Surgalign Holdings, Inc. (the “Company”), informed the Company of her decision not to stand for re-election as a director of the Company and to retire from the Board effective as of the date of the 2021 Annual Meeting of Stockholders. In addition to serving as a member of the Board, Ms. Weis is the Chair of the Compensation Committee of the Board. Ms. Weis’ decision not to stand for re-election is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Ms. Weis for her dedicated service and commitment to the Company.

(e)

On March 12, 2021, the Company entered into an Employment Agreement with Joshua DeRienzis, the General Counsel and Corporate Secretary of the Company, which sets forth the terms of Mr. DeRienzis’ employment with the Company (the “DeRienzis Employment Agreement”). The DeRienzis Employment Agreement provides for an indefinite term of employment and contains customary confidentiality, non-solicitation, and non-interference covenants. The DeRienzis Employment Agreement provides that, subject to his execution and non-revocation of a release of claims in the Company’s favor, upon the involuntary termination of his employment at any time without “Cause” or the voluntary termination of his employment by Mr. DeRienzis for “Good Reason” in connection with or within six months following a “Change in Control” (each as defined in the DeRienzis Employment Agreement), Mr. DeRienzis will be entitled to the following: (i) twelve months’ base salary, payable over a twelve-month period following termination or, at our option in the case of a termination not in connection with a Change in Control, as a lump sum; and (ii) Company-paid COBRA continuation coverage for up to twelve months. The DeRienzis Employment Agreement also provides that all unvested equity awards granted to Mr. DeRienzis will become 100% vested upon the consummation of a Change in Control.

The above description of the DeRienzis Employment Agreement is qualified by reference to the full text of the agreement, a copy of which is expected to be filed as an exhibit to the Company’s Form 10-K for the fiscal year ended December 31, 2020.

(f)

On March 10, 2021, based on the recommendation of the Compensation Committee, the Board determined discretionary bonus compensation for the year ended December 31, 2020 (“Fiscal 2020”) for certain named executive officers (“NEOs”) of the Company. 50% of such discretionary bonus compensation for each NEO is payable in the form of restricted stock awards, subject to shareholder approval of an increase in the number of shares authorized for issuance by the Company. The NEOs’ other compensation for 2020 was previously reported by the Company in the Summary Compensation Table included in the Company’s Registration Statement on Form S-1 (File No. 333-251828), initially filed with the Securities and Exchange Commission (the “SEC”) on December 30, 2020 and amended on January 25, 2021 (the “Registration Statement”). As of the date of the most recent amendment to the Registration Statement, bonuses for fiscal year 2020 could not be determined and, therefore, were omitted from the Summary Compensation Table in the Registration Statement. In accordance with Item 5.02(f), this Current Report on Form 8-K updates the amounts for Fiscal 2020 previously reported in the Registration Statement’s Summary Compensation Table with respect to the “Stock Awards”, “Non-Equity Incentive Plan Compensation”, and “Total” columns. All other compensation for the NEOs previously reported in the Summary Compensation Table of the Registration Statement remains unchanged and is included below to provide complete information regarding such table. No other amounts have changed.

Summary Compensation Table

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation($)(6)	Total ($)
Terry M. Rich	2020	466,520	—	840,063	236,000	164,063	15,768	1,722,414
President and Chief Executive Officer

Jonathon M. Singer	2020	459,959	225,000	1,253,331	—	78,332	25,257	2,041,879
Chief Financial and Operating Officer	2019	460,347	—	514,798	—	—	28,507	1,003,652
	2018	450,000	1,000,000	256,614	256,614	223,763	19,711	2,197,575

Ryan M. Bartolucci	2020	253,643	313,750	209,025	180,500	24,150	21,138	1,002,206
Chief Accounting Officer

William S. Durall	2020	189,172	—	419,724	366,000	44,724	4,232	1,023,852
Chief Commercial Officer

Joshua H. DeRienzis	2020	331,404	262,500	290,938	230,500	54,688	184,929	1,354,959
General Counsel and Corporate Secretary	2019	224,492	—	450,000	—	—	146,003	820,495

Camille I. Farhat
Former President and Chief Executive Officer	2020	339,552	—	—	—	—	2,509,465	2,849,017
	2019	664,148	—	—	—	—	26,036	690,184
	2018	651,119	—	—	—	550,383	18,127	1,219,629

(1)	Messrs. Rich, Bartolucci and Durall were not named executive officers prior to 2020 and Mr. DeRienzis was not a named executive officer prior to 2019.
(2)

Amounts reported in this column for 2020 represent: (i) a transaction bonus of $225,000 paid to Mr. Singer in connection with the sale of our OEM businesses; (ii) a special recognition bonus of $100,000 and a transaction bonus of $213,750 paid to Mr. Bartolucci; and (iii) a transaction bonus of $262,500 paid to Mr. DeRienzis, each as further described in the Registration Statement section titled “Compensation Discussion and Analysis”.

(3)

Reflects the fair value of the award at date of grant, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC 718”), calculated based on the closing stock price on the date of grant.

(4)

Reflects the fair value of the award on the date of grant, calculated in accordance with ASC 718. To compute the grant date fair value of stock option awards, we use the Black-Scholes model with the following assumptions: risk-free interest rate of 2.54%, expected term based on historical experience of 6.5 years, expected volatility of 37.73%, and expected dividend yield of 0%.

(5)

As noted in the Registration Statement section titled “Compensation Discussion and Analysis,” during 2020, we replaced our 2020 incentive program with a Compensation Committee determined that 50% of such discretionary bonuses will be paid in the form of restricted stock awards. discretionary bonus program, with bonuses to be paid based on qualitative factors approved by the Compensation Committee. The Compensation Committee determined that 50% of such discretionary bonuses will be paid in the form of restricted stock awards. Such awards are reflected in the “Stock Awards” column. The remainder of such discretionary bonuses are reflected in this column.

(6)

The amounts set forth in this column for 2020 include: (i) matching contributions under our 401(k) Plan; (ii) payments for executive health and dental insurance; (iii) the dollar value of life insurance premiums paid by us; (iv) with respect to Mr. DeRienzis, (A) the cost of physical medical examinations, and (B) a lump sum cash payment of $150,000 as compensation for equity awards with his prior employer that he forfeited upon joining the Company; and (v) with respect to Mr. Farhat, (A) a lump sum cash payment of $2,500,000, and (B) the cost of Company-paid COBRA continuation coverage, in each case, pursuant to the terms of the Farhat Separation Agreement. In addition, the amount reported for Mr. Farhat for 2018 has been updated as compared to amounts previously reported to include the cost of Company-provided physical medical examinations. The amounts for 2020 are listed in the following table:

Named Executive Officer	401(k) Matching Contributions	Health and Dental Insurance	Life Insurance	Physical Medical Examinations	DeRienzis Cash Payment	Separation Pay	COBRA Premiums	Total
Terry M. Rich	$8,148	$7,095	$525	—	—	—	—	$15,768
Jonathon M. Singer	$17,100	$7,194	$963	—	—	—	—	$25,257
Ryan M. Bartolucci	$13,124	$7,920	$94	—	—	—	—	$21,138
William S. Durall	—	$3,557	$675	—	—	—	—	$4,232
Joshua H. DeRienzis	$16,332	$7,325	$361	$10,911	$150,000	—	—	$184,929
Camille I. Farhat	$3,120	$1,330	—	—	—	$2,500,000	$5,015	$2,509,465

Finally, the pay ratio information required under Item 402(u) of Regulation S-K and included in the Registration Statement has been adjusted, using this new Total Compensation amount in the Summary Compensation Table, so that the annual total compensation of Mr. Rich to the median of the annual total compensation of all other employees is 19.0 to 1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGALIGN HOLDINGS, INC.

Date: March 12, 2021	By:	/s/ Joshua H. DeRienzis
	Name:	Joshua H. DeRienzis
	Title:	General Counsel and Corporate Secretary